ASSET ASSIGNMENT AGREEMENT

This Asset Assignment Agreement (“Agreement”) is entered into by and between HyFuels, Inc. a Florida corporation (“HyFuels”) and Thunder Fusion Corporation, a Florida corporation (“TFC”), and is effective as of the last date of execution set forth below.  HyFuels and TFC may be collectively referred to herein as the “Parties”.

WHEREAS, pursuant to this Agreement it is the intention of HyFuels to transfer and vest all rights, title ownership and interests in all of its assets to TFC in exchange for the consideration described herein; and

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.

The recitals set forth above are true and accurate and are an integral part of this Agreement.

2.

HyFuels hereby irrevocably assigns and transfers to TFC any and all rights, title, ownership and interests in all of the Assets, Confidential Information and Trade Secrets (as hereinafter defined) owned and hereinafter acquired by HyFuels including, but not limited to, all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like (the “Assets”). TFC hereby accepts the irrevocable assignment and transfer of the Assets made by HyFuels and agrees to execute this Agreement.  Any additional Assets that that the Parties desire to specifically identify shall be included on Schedule “A” attached hereto.

3.

The term “Assets” described in paragraph 2 above shall also include all confidential information of HyFuels, which term “Confidential Information” as used herein shall include a formula, pattern, compilation, program, device, method, technique, or process that:  (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  Confidential Information also includes, but is not limited to, Marketing Information, Marketing Strategy, Pricing Information, Product Design and Performance Plans and data, Testing Results, Product Blueprints, Patent materials, Copyright materials, Trademark materials, Business Plans, Financial Plans, Forms, Customer Lists, Salary Information, Training Manual, Training Tapes and other business information of a similar nature, including information about the Company itself, which the Parties acknowledge and agree has been compiled by HyFuel’s expenditure of a great amount of time, money and effort, and that contains detailed information that could not be created independently from public sources. Further, all data, spreadsheets, reports, records, know-how, verbal communication, proprietary and technical information and/or other confidential materials of similar kind transmitted by

HyFuels to TFC are expressly included within the definition of “Confidential Information.”  The Parties agree that all “Assets” identified in this Agreement also constitute “Trade Secrets” under Section 688.002 of the Florida Statutes.

4.

HyFuels agrees to execute any and all additional documents and agreements that may be necessary to consummate this assignment of the Assets and to facilitate transfer of ownership of the Assets to TFC.

5.

TFC, for and in consideration of the assignment and transfer of ownership of the Assets as well as the promises and conditions contained herein, hereby agrees to release, remit, remise and forever discharge HyFuels, its officers, directors, shareholders, representatives, agents, attorneys and assigns, from any and all claims that may exist between them including, civil actions, arbitration claims, tort claims, statutory claims, administrative claims, causes of action, claims at law and choses in equity, known or unknown, directly or indirectly relating to the respective businesses of the Parties, and any and all other matters whatsoever from the date of execution below back to the beginning of time.

6.

HyFuels, for and in consideration of the promises and conditions contained herein represents that it is the sole and exclusive owner of the Assets, that the Assets are not subject to any encumbrance that would prevent their transfer, that it has the authority to enter into this Agreement and, it hereby agrees to release, remit, remise and forever discharge TFC, its officers, directors, shareholders, representatives, agents, attorneys and assigns, from any and all claims that may exist between them including, civil actions, arbitration claims, tort claims, statutory claims, administrative claims, causes of action, claims at law and choses in equity, known or unknown, directly or indirectly relating to the respective businesses of the Parties, and any and all other matters whatsoever from the date of execution below back to the beginning of time.

7.

The invalidity of any portion of this Agreement shall not affect the validity of any other provision.  In the event that any provision of this Agreement is held to be invalid, the Parties agree that the remaining provisions shall remain in full force and effect.

8.

This Agreement reflects the complete agreement between the Parties regarding the subject matter identified herein and shall supersede all other agreements, either oral or written, between the Parties regarding such subject matter. The Parties stipulate that neither of them, nor any person acting on their behalf has made any representation except as is specifically set forth in this Agreement and each of the Parties acknowledges that they have not relied upon any representation of any third party in executing this Agreement, but rather have relied exclusively on their own judgment in entering into this Agreement.

9.

This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of state of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws.  The Parties agree that courts of competent jurisdiction in Pinellas County, Florida and the United States District Court for the Middle District of Florida, Tampa Division, shall have jurisdiction with regard to any action arising out of any breach or alleged breach of this Agreement.  The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Florida.

10.

This Agreement and all transactions contemplated by this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida without regard to any conflicts of laws, statutes, rules, regulations or ordinances.

11.

This Agreement may be executed in counterparts, each of which shall be deemed an original for all intents and purposes.

12.

The Parties to this Agreement declare and represent that:

a.

They have read and understand this Agreement;

b.

They have been given the opportunity to consult with an attorney if they so desire;

c.

They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

d.

They have retained signed copies of this Agreement for their records; and

e.

The rights, responsibilities and duties of the Parties hereto, and the covenants and agreements contained herein, shall continue to bind the Parties and shall continue in full force and effect until each and every obligation of the Parties under this Agreement has been performed.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

HYFUELS, INC.

Date: August 11, 2013

/s/: Dr. Ruggero M. Santilli

By: Dr. Ruggero M. Santilli, President

THUNDER FUSION CORPORATION

Date: August 11, 2013

/s/: Carla Santilli

  By: Carla Santilli, Secretary/Director

SCHEDULE “A”

ADDITIONAL ASSETS